                                                                    EXHIBIT 99.1

        CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18
                            OF THE UNITED STATES CODE

      I, A. Greig Woodring, the chief executive officer of Reinsurance Group of America, Incorporated (the "Company"), certify that (i) the Company's Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Company's Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2002

                                         /s/ A. Greig Woodring
                                         -------------------------------------
                                         A. Greig Woodring
                                         President and Chief Executive Officer